Exhibit 99.1

LIMITED BRANDS REPORTS FIRST QUARTER 2011 EARNINGS

— PROVIDES SECOND QUARTER AND RAISES FULL

YEAR 2011 EARNINGS GUIDANCE —

Columbus, Ohio, May 18, 2011 — Limited Brands, Inc. (NYSE: LTD) today reported 2011 first quarter results.

First Quarter Results

Adjusted earnings per share for the first quarter ended April 30, 2011, were $0.40 compared to adjusted earnings per share of $0.25 for the quarter ended May 1, 2010. First quarter adjusted operating income was $266.8 million compared to operating income of $185.0 million last year, and adjusted net income was $129.8 million compared to adjusted net income of $82.9 million last year. Adjusted results exclude certain significant items as detailed below:

In 2011 (totaling to a benefit $0.10 per share):

•	A pre-tax gain of $86.4 million, or $0.17 per share, related to the sale of Express stock;

•	A pre-tax non-cash expense of $50 million, or $0.10 per share, related to the multi-year funding of the company’s charitable foundation; and

•	An income tax benefit of $11 million, or $0.03 per share, related to the favorable resolution of certain income tax matters.

In 2010:

•	A pre-tax gain of $48.7 million, or $0.09 per share, related to a cash distribution from Express.

Including the significant items above, reported first quarter earnings per share were $0.50 compared to $0.34 last year; operating income was $216.8 million compared to $185.0 million last year; and net income was $165.2 million compared to $112.5 million last year.

Leslie H. Wexner, chairman and chief executive officer of Limited Brands, stated, “With a disciplined approach to managing our business, we delivered record first quarter results. I am proud of our team’s focus on the fundamentals and brand building…we will strive to get even better.”

Comparable store sales for the first quarter increased 15 percent, and net sales were $2.217 billion compared to $1.932 billion last year.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2011 Outlook

The company stated that it expects 2011 second quarter adjusted earnings per share to be $0.38 to $0.43 compared to adjusted earnings per share of $0.36 per share last year.

For 2011, the company expects adjusted earnings per share of $2.25 to $2.45.

Earnings Call Information

Limited Brands will conduct its first quarter earnings call at 9 a.m. Eastern time on Thursday, May 19. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional first quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza, C.O. Bigelow, White Barn Candle Co. and Henri Bendel, is an international company. The company operates 2,635 specialty stores in the United States and its brands are sold in more than 800 company-operated and franchised additional locations world-wide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call:

•

general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes, other charges on imports;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2010 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED APRIL 30, 2011 AND MAY 1, 2010

(Unaudited)

(In thousands except per share amounts)

	2011	2010
Net Sales	$2,217,017	$1,931,536
Cost of Goods Sold, Buying and Occupancy	(1,375,289)	(1,237,278)

Gross Profit	841,728	694,258
General, Administrative and Store Operating Expenses	(624,905)	(509,282)

Operating Income	216,823	184,976
Interest Expense	(54,668)	(61,120)
Interest Income	443	642
Other (Expense) Income	86,044	62,328

Income Before Income Taxes	248,642	186,826
Provision for Income Taxes	83,471	74,326

Net Income	$165,171	$112,500

Net Income Per Diluted Share	$0.50	$0.34

Weighted Average Shares Outstanding	328,472	332,898

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED APRIL 30, 2011 AND MAY 1, 2010

(Unaudited)

(In thousands except per share amounts)

	2011			2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$2,217,017	$—	$2,217,017	$1,931,536	$—	$1,931,536
Cost of Goods Sold, Buying & Occupancy	(1,375,289)	—	(1,375,289)	(1,237,278)	—	(1,237,278)

Gross Profit	841,728	—	841,728	694,258	—	694,258
General, Administrative and Store Operating Expenses	(624,905)	50,000	(574,905)	(509,282)	—	(509,282)

Operating Income	216,823	50,000	266,823	184,976	—	184,976
Interest Expense	(54,668)	—	(54,668)	(61,120)	—	(61,120)
Interest Income	443	—	443	642	—	642
Other (Expense) Income	86,044	(86,425)	(381)	62,328	(48,694)	13,634

Income Before Income Taxes	248,642	(36,425)	212,217	186,826	(48,694)	138,132
Provision for Income Taxes	83,471	(1,085)	82,386	74,326	(19,064)	55,262

Net Income	$165,171	$(35,340)	$129,831	$112,500	$(29,630)	$82,870

Net Income Per Diluted Share	$0.50		$0.40	$0.34		$0.25

Weighted Average Shares Outstanding	328,472		328,472	332,898		332,898

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2011

In the first quarter of 2011, adjusted results exclude the following:

•	An $86.4 million pre-tax gain ($55.6 million net of tax), included in other income and expense, related to the sale of shares of Express, Inc. common stock.

•	A $50.0 million pre-tax expense ($31.2 million net of tax), included in general, administrative and store operating expenses, related to a pledge to The Limited Brands Foundation.

•	An $11.0 million tax benefit primarily related to the favorable resolution of certain discrete income tax matters.

Fiscal 2010

In the first quarter of 2010, adjusted results exclude the following:

•	A $48.7 million pre-tax gain ($29.6 million net of tax), included in other income and expense, related to a $56.5 million cash distribution from Express.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.